EXHIBIT 10.8


                     SPLIT DOLLAR AGREEMENT


     This  Split Dollar Agreement (the "Agreement") is  made  and entered  into this 29th day of June, 1999 by and between  Nortek,

Inc., a Delaware corporation having a principal place of business in  Providence, Rhode Island (the "Corporation"),  and  Almon  C.

Hall  (the  "Employee") (the Corporation  and  the  Employee  are

hereinafter referred to together as the "Parties").

                          WITNESSETH:

     WHEREAS, the Employee is employed by the Corporation as  its

Vice President, Controller and Chief Accounting Officer; and

     WHEREAS,  the Corporation desires to assist the Employee  in funding  insurance  on the joint lives of the  Employee  and  his wife, Suzanne M. Hall (the "Insureds"), the Corporation believing that providing such assistance is in its best interests; and

     WHEREAS, the Employee is the owner of policy [policy  number redacted]  (the  "Policy")  issued by  New  York  Life  Insurance

Company (the "Insurer") on the joint lives of the Insureds;

     NOW, THEREFORE, for and in consideration of the promises and mutual  covenants  expressed herein by each of the  Parties,  the

Parties agree as follows:

     1.    The  Corporation  intends from time  to  time  to  pay

premiums   due  on  the  Policy.   Immediately  thereafter,   the

Corporation  may  require  payment  from  the  Employee  of   the

Employee's  share  (as  defined  below).   If  payment  from  the

Employee  is  not  so required, the

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Corporation shall  treat  its

payment  of  the Employee's share (as so defined)  as  additional compensation  to  the  Employee.  The Employee's  share  of  each premium shall be that portion of the premium that is equal to the economic  benefit  which the Employee would  be  deemed  to  have received and which would be taxable to him for federal income tax purposes  under Revenue Rulings 64-328, 66-110 and any subsequent rulings  or  regulations if the entire premium were paid  by  the

Corporation.

     2.    The  Employee  shall be the owner of the  Policy  and,

except  to the extent of the Corporation's Interest in the Policy as provided herein, shall have and may exercise all the rights of a policy owner.  Dividends shall not be applied to the payment of premiums  unless  otherwise agreed by  the  Corporation  and  the

Employee.

     3.     The  Employee  hereby assigns to the Corporation  the

following limited ownership rights in the Policy:

     (a) The right to obtain one or more loans or advances on the Policy to the extent of the Corporation's
          Interest in the Policy, in each case only with the prior consent of the Employee.

     (b) The right upon termination of this Agreement to realize against the cash value of the Policy or the death proceeds payable under the terms of the Policy, as the case may be, the Corporation's Interest in the Policy. For purposes of this subparagraph, the sale, surrender or transfer of ownership of the Policy by the Employee shall be deemed a termination of the Agreement unless consented to by the Corporation. If this Agreement terminates during the lifetime of either of the Insureds, the Corporation shall have no right of recovery against the Employee in excess of the then cash surrender value of the Policy.

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     4.    The  Corporation's "Interest" in the Policy as of  any

given  date  shall equal the sum of the Corporation's  cumulative premiums  paid to the Insurer with respect to the Policy (whether paid before or after the date of this agreement), reduced by  the amount of any outstanding indebtedness on the Policy incurred for the benefit of the Corporation.

     5.   If not sooner terminated by the mutual agreement of the

Parties,  this Agreement shall terminate upon the first to  occur of any one of the following events:

     (a)  The total cessation of the business of the Corporation;

     (b)  The   bankruptcy,  insolvency  or  dissolution  of  the
          Corporation; or

     (c)  The death of the survivor of the Insureds.

Upon  termination, the rights of the Parties shall be as provided herein.

     6.    To  secure  the  repayment to the Corporation  of  the

amounts due to it under the terms of this Agreement, the Employee hereby assigns the Policy to the Corporation as collateral to the

full  extent  of the Corporation's Interest in the Policy.   This

collateral assignment of the Policy to the Corporation shall  not be terminated, altered, amended, adversely affected or reduced in any  way by the Employee, without the express written consent  of

the  Corporation.   The  Parties  hereto  agree  to  execute  any

additional  collateral assignment forms or documents required  by the  Insurer,  or which may otherwise be necessary  to  implement this Agreement.

     7.    The Parties agree that this is a private agreement  to

which  the Insurer is not a party and for which it can assume  no responsibility and, therefore, a copy of the Agreement  need  not be  filed with the Insurer.  The Insurer shall be fully protected from  all liability under the Policy in

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dealing exclusively  with

the  owner of the Policy and in paying the proceeds of the Policy in  accordance  with  the collateral assignment  and  beneficiary designation provided to the Insurer.

     8.   If this Agreement is subject to the Employee Retirement

Income  Security  Act of 1974 ("ERISA"), it shall  constitute  an employee  welfare benefit plan.  If required, the Vice  President and  Treasurer  of  the Corporation is hereby designated  as  the

named  fiduciary  under this Agreement for ERISA  purposes.   The

Vice  President and Treasurer shall have discretionary  authority

to   control   and  manage  the  operation,  interpretation   and

administration  of  this Agreement and to  establish  any  claims procedures required by ERISA.

     9.    Any of the provisions of this Agreement may be amended

or  altered, and such changes shall become effective when reduced to writing and signed by both of the Parties.

     10.   This Agreement shall be binding upon and inure to  the

benefit  of the Corporation, and its successors and assigns,  and the Employee, and his successors and assigns.

     11.   Except  to  the extent that federal law applies,  this

Agreement shall be governed by, and construed in accordance with,

the  laws of the State of Rhode Island.  However, if and  to  the extent  that ERISA applies, ERISA shall pre-empt any  state  laws

(including  the  laws of the State of Rhode Island)  relating  to this Agreement.

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     SIGNED  and SEALED in two original counterparts  as  of  the date first above written.


                                   NORTEK, INC.


                                   By: /s/ Richard J. Harris
                                   Its:Vice President and Treasurer,
                                     duly authorized


                                    /s/ Almon C. Hall
                                    Almon C. Hall

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  Appendix (prepared by the Company for SEC filing purposes)
                               to
 Exhibit 10.8--Split Dollar Agreement dated as of June 29, 1999 between
                  the Company and Almon C. Hall


      The  life  insurance policy covered by  this  Split  Dollar
Agreement (the "Agreement") currently provides for a death benefit of $5,000,000 to be divided between the beneficiary of the policy and the Company pursuant to the Agreement.